Exhibit No. EX-23(d)(1)(a)
Exhibit A
Investment Advisory Agreement
Between Nationwide Variable Insurance Trust and
Nationwide Mutual Fund Capital Trust
Effective May 1, 2007;
Amended December 3, 2007*

Funds of the Trust	Advisory Fees
NVIT Nationwide Fund	0.60% on assets up to $250 million
0.575% on assets of $250 million or more but less than $1 billion
0.55% on assets of $1 billion or more but less than $2 billion
0.525% on assets of $2 billion or more but less than $5 billion
0.50% for assets of $5 billion or more

Nationwide NVIT Growth Fund	0.60% on assets up to $250 million
0.575% on assets of $250 million and more but less than $1 billion
0.55% on assets of $1 billion and more but less than $2 billion
0.525% on assets of $2 billion and more but less than $5 billion
0.50% for assets of $5 billion and more

Nationwide NVIT Government	0.50% on assets up to $250 million
Bond Fund	0.475% on assets of $250 million and more but less than $1 billion
0.45% on assets of $1 billion and more but less than $2 billion
0.425% on assets of $2 billion and more but less than $5 billion
0.40% for assets of $5 billion and more

Nationwide NVIT Money	0.40% on assets up to $1 billion
Market Fund	0.38% on assets of $1 billion and more but less than $2 billion
0.36% on assets of $2 billion and more but less than $5 billion
0.34% for assets of $5 billion and more

Nationwide NVIT Money	0.50% on assets up to $1 billion
Market Fund II	0.48% on assets of $1 billion and more but less than $2 billion
0.46% on assets of $2 billion and more but less than $5 billion
0.44% for assets of $5 billion and more

JP Morgan NVIT Balanced Fund	0.75% on assets up to $100 million
0.70% for assets of $100 million and more

NVIT S&P 500 Index Fund	0.13% on assets up to $1.5 billion
0.12% on assets of $1.5 billion and more but less than $3 billion
0.11% on assets of $3 billion and more

Funds of the Trust	Advisory Fees
Van Kampen NVIT Comstock	0.80% on assets up to $50 million
Value Fund	0.65% for assets of $50 million and more but less than $250 million
0.60% on assets of $250 million and more but less than $500 million
0.55% for assets of $500 million and more

Gartmore NVIT Worldwide	0.90% on assets up to $50 million
Leaders Fund[1]	0.85% for assets of $50 million and more

Federated NVIT High	0.80% on assets up to $50 million
Income Bond Fund	0.65% for assets of $50 million and more but less than $250 million
0.60% on assets of $250 million and more but less than $500 million
0.55% for assets of $500 million and more

Van Kampen NVIT Multi	0.75% on assets up to $200 million
Sector Bond Fund	0.70% for assets of $200 million and more

NVIT Mid Cap Index Fund	0.22% on assets up to $1.5 billion
0.21% on assets of $1.5 billion and more but less than $3 billion
0.20% on assets of $3 billion and more

Nationwide Multi-Manager NVIT Small Cap Growth Fund	0.95% of the Fund’s average daily net assets

Nationwide Multi-Manager NVIT	0.90% on assets up to $200 million
Small Cap Value Fund	0.85% for assets of $200 million and more

Nationwide NVIT Mid Cap	0.75% on assets up to $200 million
Growth Fund	0.70% for assets of $200 million and more

Nationwide Multi-Manager NVIT Small Company Fund	0.93% of the Fund’s average daily net assets

Nationwide NVIT Global	0.88% on assets up to $500 million
Technology and	0.83% on assets of $500 million or more but
Communications	less than $2 billion
Fund[1]	0.78% for assets of $2 billion and more

Funds of the Trust	Advisory Fees
Nationwide NVIT Global Health Sciences Fund[1]	0.90% on assets up to $500 million
0.85% on assets of $500 or more but less than $2 billion
0.80% for assets of $2 billion and more

Nationwide NVIT U.S. Growth Leaders	0.90% on assets up to $500 million
Fund[2]	0.80% on assets of $500 million or more but less than $2 billion
0.75% on assets of $2 billion and more

Nationwide NVIT Investor Destinations Aggressive Fund	0.13% of the Fund’s average daily net assets

Nationwide NVIT Investor Destinations Moderately Aggressive Fund

Nationwide NVIT Investor Destinations Moderate Fund

Nationwide NVIT Investor Destinations Moderately Conservative Fund

Nationwide NVIT Investor Destinations Conservative Fund

NVIT Nationwide Leaders Fund[1]	0.80% on assets up to $500 million
0.70% on assets of $500 million or more but less than $2 billion
0.65% on assets of $2 billion and more

NVIT International Value Fund	0.75% on assets up to $500 million
0.70% on assets of $500 million or more but less than $2 billion
0.65% on assets of $2 billion and more

NVIT Small Cap Index Fund	0.20% on assets up to $1.5 billion
0.19% on assets of $1.5 billion and more but less than $3 billion
0.18% on assets of $3 billion and more

NVIT International Index Fund	0.27% on assets up to $1.5 billion
0.26% on assets of $1.5 billion and more but less than $3 billion
0.25% on assets of $3 billion and more

NVIT Bond Index Fund	0.22% on assets up to $1.5 billion
0.21% on assets of $1.5 billion and more but less than $3 billion
0.20% on assets of $3 billion and more

Funds of the Trust	Advisory Fees
Gartmore NVIT Emerging Markets	1.05% on assets up to $500 million
Fund[1]	1.00% on assets of $500 million and more but less than $2 billion
0.95% for assets of $2 billion and more

Gartmore NVIT International	0.90% on assets up to $500 million
Growth Fund[1]	0.85% on assets of $500 million and more but less than $2 billion
0.80% for assets of $2 billion and more

Nationwide NVIT Global	0.90% on assets up to $500 million
Financial Services Fund[1]	0.85% on assets of $500 million and more but less than $2 billion
0.80 % for assets of $2 billion and more

Gartmore NVIT Global Utilities	0.70% on assets up to $500 million
Fund[1]	0.65% on assets of $500 million and more but less than $2 billion
0.60% for assets of $2 billion and more

Gartmore NVIT Developing	1.05% on assets up to $500 million
Markets Fund[1]	1.00% on assets of $500 million and more but less than $2 billion
0.95% for assets of $2 billion and more

NVIT Enhanced Income Fund	0.35% on assets up to $500 million
0.34% on assets of $500 million and more but less than $1 billion
0.325% for assets of $1 billion and more but less than $3 billion
0.30% on assets of $3 billion and more but less than $5 billion
0.285% on assets of $5 billion and more but less than $10 billion
0.275% on assets of $10 billion and more

NVIT Multi-Manager Large Cap Growth Fund	0.65% of the Fund’s average daily net assets
NVIT Multi-Manager Mid Cap Growth Fund	0.75% of the Fund’s average daily net assets
NVIT Multi-Manager International Growth Fund	0.85% of the Fund’s average daily net assets
NVIT Core Bond Fund	0.40% of the Fund’s average daily net assets
Lehman Brothers NVIT Core Plus Bond Fund	0.45% of the Fund’s average daily net assets
Neuberger Berman NVIT Socially Responsible Fund	0.65% of the Fund’s average daily net assets
Neuberger Berman NVIT Multi Cap Opportunities Fund	0.60% of the Fund’s average daily net assets
Van Kampen NVIT Real Estate Fund	0.70% of the Fund’s average daily net assets

Funds of the Trust	Advisory Fees
NVIT Multi-Manager Mid Cap Value Fund	0.75% of the Fund’s average daily net assets

NVIT Short Term Bond Fund	0.35% of the Fund’s average daily net assets

*	As approved at the December 3, 2007 Board Meeting.
[1]	Performance fees for the Gartmore NVIT Worldwide Leaders Fund; Nationwide NVIT Global Technology and Communications Fund; Nationwide NVIT Global Health Sciences Fund; NVIT Nationwide Leaders Fund; Gartmore NVIT Emerging Markets Fund; Gartmore NVIT International Growth Fund; Nationwide NVIT Global Financial Services Fund; Gartmore NVIT Global Utilities Fund; Gartmore NVIT Developing Markets Fund:

The base advisory fee for each of these Funds, as set forth above, is adjusted each quarter beginning one year after implementation of the Performance Fee, depending upon a Fund’s investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund’s benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund has out-performed or under-performed its respective benchmark (using the performance of each such Fund’s Class III Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

+/- 100 bps under/outperformance	+/- 2bps
+/- 200 bps under/outperformance	+/- 4bps
+/- 300 bps under/outperformance	+/- 6bps
+/- 400 bps under/outperformance	+/- 8bps
+/- 500 bps or more under/outperformance	+/- 10bps
The investment performance of each Fund will be the sum of: (1) the change in each Fund’s value during such period; (2) the value of the Fund’s cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund will be the Fund’s value in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

A description of the specific methodology for calculating, accruing and paying the performance fees for the above-referenced Funds is set forth in Exhibit B to this Agreement.

Benchmark Index Performance:

The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index will be treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.
Benchmark Indices:

1. NVIT Worldwide Leaders Fund	MSCI World Index
2. Nationwide NVIT Global Technology and Communications Fund	Goldman Sachs Technology Composite Index
3. Nationwide NVIT Global Health Sciences Fund	Goldman Sachs Healthcare Index
4. NVIT Nationwide Leaders Fund	S&P 500 Index
5. Gartmore NVIT Emerging Markets Fund	MSCI Emerging Markets Index
6. Gartmore NVIT International Growth Fund	MSCI All Country World Free ex U.S. Index
7. Nationwide NVIT Global Financial Services Fund	MSCI World Financial Index
8. Gartmore NVIT Global Utilities Fund	60% MSCI World Telecom Service Index/40% MSCI World Utilities Index
9. Gartmore NVIT Developing Markets Fund	MSCI Emerging Markets Index

[2]	Performance fee for the Nationwide NVIT U.S. Growth Leaders Fund.

This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund’s investment performance for the 36 months preceding the end of that month, relative to the investment performance of the Fund’s benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million Next $1.5 billion in assets Assets of $2 billion and more	+/- 22 basis points +/- 18 basis points +/- 16 basis points
The investment performance of the Nationwide NVIT U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund’s value during such period; (2) the value of the Fund’s cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund’s value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of the S&P 500 Index, at the beginning of such period will be the sum of: (1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.

NATIONWIDE VARIABLE INSURANCE TRUST
By:
Name:
Title:

NATIONWIDE FUND ADVISORS
By:
Name:
Title: